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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 31, 2006

                         GALAXY NUTRITIONAL FOODS, INC.
             (Exact Name of Registrant as Specified in its Charter)

            Delaware                      1-15345                 25-1391475
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        (State or other           (Commission File Number)      (IRS Employer
juristidiction of incorporation)                             Identification No.)

                                2441 Viscount Row
                             Orlando, Florida 32809
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               (Address of Principal Executive Offices) (Zip Code)

                                 (407) 855-5500
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              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1. Registrant's Business and Operations

Item 1.02 Termination of a Material Definitive Agreement.

After Galaxy Nutritional Foods, Inc. (the "Company") outsourced its manufacturing and distribution functions in December 2005, the Company sought to sublease or terminate its operating lease on its unused distribution facilities in Orlando, Florida. Effective July 31, 2006, the Company entered into a lease termination agreement with its landlord, CLP Industrial Properties, regarding its unused leased distribution facilities whereby the landlord will release the Company from $1,068,869 in future payment obligations from August 1, 2006 through July 31, 2009 under the terms of its current operating lease, in exchange for a termination fee of $228,859 payable as follows: $128,859 upon the effective date, followed by payments of $75,000 and $25,000 thirty and forty-five days thereafter, respectively.

Item 9.01   Financial Statements and Exhibits

10.32 Termination Agreement dated July 31, 2006 between Galaxy Nutritional Foods, Inc. and CLP Industrial Properties (filed herewith).

99.1 Press Release regarding the termination issued by the Company on August 3, 2006 (filed herewith).


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2006                       Galaxy Nutritional Foods, Inc.


                                        By: /s/ Salvatore J. Furnari
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                                            Salvatore J. Furnari
                                            Chief Financial Officer


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